Exhibit (11)(a)(1)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 34 to Registration Statement No. 33-16905 of First American Investment Funds, Inc. on Form N-1A, under the Securities Act of 1933, of our report dated September 12, 1997, relating to the Qualivest Small Companies Value Fund and Qualivest International Opportunities Fund, incorporated by reference in the Statement of Additional Information in such Registration Statement.


DELOITTE & TOUCHE LLP



Dayton, Ohio
January 28, 1998